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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 7, 2007

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                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

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       Cayman Islands                001-16855                   98-0362785
(State or Other Jurisdiction     (Commission File             (I.R.S. Employer
     of Incorporation)                Number)                Identification No.)


               P.O. Box HM 2939
Crown House, Second Floor, 4 Par-la-Ville Road
                Hamilton HM12
                   Bermuda                                               N/A
   (Address of Principal Executive Offices)                           (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement (as defined below), Scottish Re Group Limited (the "Company") entered into a Registration Rights and Shareholders Agreement, dated as of May 7, 2007 (the "Registration Rights and Shareholders Agreement") with MassMutual Capital Partners LLC ("MassMutual Capital"), SRGL Acquisition, LLC, an affiliate of Cerberus Capital Management, L.P. ("Cerberus") that assigned all of its rights and obligations under the Securities Purchase Agreement in accordance with its terms to SRGL Acquisition, LDC (together with MassMutual Capital, the "Investors") and Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant B II-A C.V., Cypress Side-By-Side (Cayman) L.P. and 55th Street Partners II (Cayman) L.P. (collectively the "Cypress Entities"). A copy of the form of Registration Rights and Shareholders Agreement is attached hereto as
Exhibit 10.1 and is incorporated herein by reference. Pursuant to the Registration Rights and Shareholders Agreement, the Company granted the Investors demand and piggyback registration rights as well as, subject to certain exceptions, preemptive rights with respect to issuances of equity securities by the Company. The Company also granted the Cypress Entities certain demand and piggyback registration rights.

For so long as the Investors in the aggregate own at least 51% of the outstanding voting shares of the Company on a fully diluted basis, the Investors are entitled to designate two-thirds of the Company's board of directors. After falling below this ownership threshold, the Investors will continue to have the foregoing right for the following 12 months. Thereafter, the Investors will have the right to designate the number of directors that is proportionate to their ownership percentage of the equity of the Company. For so long as the Investors in the aggregate own at least 5% of the outstanding voting shares of the Company, they are entitled to designate at least one director. In addition, for so long as the Cypress Entities in the aggregate beneficially own at least 2.5% of the outstanding voting shares of the Company on a fully diluted basis, the Cypress Entities are entitled to designate at least one individual for election to the board of directors. Such individual shall be approved by the Investors as a designee of the Cypress Entities, such approval not to be unreasonably withheld or delayed, but subject in any event to Investors' fiduciary duties and applicable law.

The Investors will be restricted from entering into affiliate transactions with the Company without the approval of the independent directors of the Company or the approval of a majority of the ordinary shares (excluding any shares held by the Investors), subject to an exception for certain transactions entered into in the ordinary course of business on terms that are no less favorable to the Company than those that could have been obtained in a comparable transaction by the Company with an unrelated person.

Item 1.02.  Termination of a Material Definitive Agreement.

The Term Loan Agreement (the "Loan Agreement"), dated March 9, 2007, entered into among Scottish Annuity & Life Insurance Company (Cayman) Ltd, the Company and each subsidiary of the Company listed as a guarantor on the signature pages thereto, Ableco Finance LLC, an affiliate of Cerberus, and Massachusetts Mutual Life Insurance Company ("MassMutual"), an affiliate of MassMutual Capital, as lenders (the "Lenders"), and Ableco Finance LLC, as agent, was terminated effective May 7, 2007.


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The Loan Agreement was terminated, in accordance with its terms, as a result of the consummation of the transactions contemplated by the Securities Purchase Agreement described below. As described in more detail below, affiliates of the Lenders collectively hold securities representing approximately 68.7% of the voting power of all of the Company's shareholders.

Item 5.01.  Change of Control.

On May 7, 2007, pursuant to the Securities Purchase Agreement, dated as of November 26, 2007, as amended (the "Securities Purchase Agreement"), entered into by the Company and the Investors, the Investors each purchased 500,000 shares of the Company's newly issued convertible cumulative participating preferred stock (the "Convertible Shares") for $300 million ($600 million in the aggregate) in cash. The Convertible Shares may be converted, subject to certain adjustments, into an aggregate of 150,000,000 shares of the Company's ordinary stock at any time, and will automatically convert on the ninth anniversary of the issue date if not previously converted. The Investors now hold securities representing approximately 68.7% of the voting power of all of the Company's shareholders, subject to certain adjustments.

See Items 1.01 and 1.02 above for a description of arrangements with respect to election of directors to the Company's board and other matters.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 7, 2007, upon the closing of the transactions contemplated by the Securities Purchase Agreement, Michael Austin, William Caulfeild-Browne, Robert
M. Chmely, Jean Claude Damerval, Michael C. French, Lord Norman Lamont, Hazel R. O'Leary and Glenn Schafer resigned from their positions as directors of the Company. In addition, pursuant to the Investors' rights to nominate directors for election to the board, as described above, the following persons were elected to serve as directors of the Company:

Jonathan Bloomer

Mr. Bloomer is a partner of Cerberus European Capital Advisors, which is the UK advisory arm of Cerberus. Mr. Bloomer is also Executive Chairman of Lucida plc, a newly formed company that assumes the assets and liabilities of corporate defined pension schemes. Prior to joining Cerberus, Mr. Bloomer worked for Prudential plc, serving as Group Finance Director from January 1995 to March 2000, and Group Chief Executive from March 2000 until May 2005. Mr. Bloomer was also a senior partner in Arthur Andersen's London financial markets division and managing partner of their European Insurance Practice. Mr. Bloomer was a Member of the Board of the Geneva Association from 2001 to 2005, a member of the board of the Association of British Insurers from 2000 to 2005, Chairman of the Financial Services Practitioner Panel of the Financial Services Authority from 2003 to 2005 and Vice Chairman until October 2006. He was also a member of the Urgent Issues Task Force of the Accounting Standards Board from 1995 to 1999 and is currently a member of the Finance Committee of the NSPCC.


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Christopher S. Brody

Mr. Brody joined Cerberus in 2001 and is now a Managing Director. From 1996 to 2001 Mr. Brody was a partner at TGV Partners, a private equity firm. At TGV, he was responsible for identifying, analyzing, financing, executing and monitoring leveraged buy-out opportunities. Mr. Brody also worked at Fried, Frank, Harris, Schriver and Jacobson, LLP as head of the corporate research group which focused on M&A, financing, restructuring and bankruptcy transactions. Mr. Brody is also a director of SLI Holdings, LLC and Horizon National Services, LLC. He is a 1991 graduate of Brandeis University.

James J. Butler

Mr. Butler was a partner at KPMG LLP from 1984 until his retirement in December 2006, primarily serving insurance clients, including reinsurance, property and casualty, financial guaranty, life and health insurers. Mr. Butler holds a B.A. from The College of the Holy Cross.

James N. Chapman

Mr. Chapman has been non-executive Vice Chairman of JetWorks Leasing, LLC, an aircraft management services company since December 2004. Prior to this, Mr. Chapman worked with Regiment Capital Advisors, LLC, from January 2003 to December 2004 and acted as a capital markets and strategic planning consultant with private companies, public companies and hedge funds (including Regiment), across a wide range of industries. Mr. Chapman also worked for The Renco Group, Inc., a multi-billion dollar private corporation in NY, from 1996 to 2001. Mr. Chapman was a founding principal of Fieldstone Private Capital Group in August 1990, and served as the head of their Corporate Finance and High Yield Finance Groups. Prior to joining Fieldstone, Mr. Chapman worked for Bankers Trust Company from July 1985 to August 1990. Mr. Chapman holds a BA, magna cum laude, with distinction, from Dartmouth College, was Phi Beta Kappa and also a Rufus Choate Scholar. Mr. Chapman holds an M.B.A., with distinction, from Dartmouth College and is an Edward Tuck Scholar.

Thomas Finke

Mr. Finke serves as Head of The Bank Loan Team at Babson Capital Management LLC, an investment management firm ("Babson"), and has over 18 years of industry experience. Mr. Finke joined Babson in June 2002 as part of Babson's acquisition of First Union Institutional Debt Management ("IDM"), where he was Co-Founder and President. Prior to founding IDM, Mr. Finke started the Par Loan Trading Desk at First Union Securities. Before that, he served as a Vice President at Bear, Stearns & Co. and as a member of the founding Board of Directors of the Loan Syndications and Trading Association. Mr. Finke holds a B.A. from the University of Virginia's McIntire School of Commerce and an M.B.A. from Duke University's Fuqua School of Business.

Robert Joyal

Mr. Joyal has been a Director of Jefferies Group, Inc. since January 2006. He was the President of Babson from 2001 until his retirement in June 2003, and also served as their Managing Director from 2000 until 2001. Prior to that, Mr. Joyal worked for MassMutual as their


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Executive Director from 1997-1999, and Vice President and Managing Director from
1987-1997. Mr. Joyal is a trustee of each of MassMutual Corporate Investors and MassMutual Participation Investors (closed end investment companies) and a director of MassMutual Select Funds and the MML Series Investment Fund (open end investment companies). Mr. Joyal is also a director of Pemco Aviation Group (Aircraft Maintenance & Overhaul), York Enhanced Strategies Fund (a Closed End Investment Co.) and various Private Equity and Mezzanine Funds sponsored by
First Israel Mezzanine Investors.

Larry Port

Mr. Port is President and Managing Director of MassMutual Capital and is responsible for MassMutual's worldwide corporate development activity and private equity group. Before this, he also served as Senior Vice President and Deputy General Counsel in the Law Division of MassMutual. Prior to joining MassMutual Capital, Mr. Port spent 19 years at Texaco, Inc. Mr. Port holds a B.A. from the University of Virginia and a J.D. from the University of Pittsburgh, School of Law.

Michael Rollings

Mr. Rollings joined MassMutual in 2001, and has served as Executive Vice President and Chief Financial Officer since June 2006. Prior to assuming this role, Mr. Rollings also served as Senior Vice President, Acting Chief Financial Officer, Senior Vice President and Deputy Chief Financial Officer. Before joining MassMutual, Mr. Rollings spent 13 years at Morgan Stanley and Co.

Lenard B. Tessler

Mr. Tessler joined Cerberus in 2001 and is a Managing Director. Prior to joining Cerberus, Mr. Tessler served as managing partner of TGV Partners, a private equity firm which he founded. Mr. Tessler serves as a member of the board of directors of GMAC LLC, NewPage Corporation and BlueLinx Corporation. Mr. Tessler is a 1973 graduate of the University of Miami, and holds an M.B.A. from Farleigh Dickenson University.


Item 9.01. Financial Statements and Exhibits.


(c) Exhibits.

10.1 Form of Registration Rights and Shareholders Agreement (incorporated herein by reference to Scottish Re Group Limited's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on November 29, 2006).


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  May 11, 2007

                                            SCOTTISH RE GROUP LIMITED


                                            By: /s/ Nathan Gemmiti
                                               ---------------------------------
                                            Name:  Nathan Gemmiti
                                            Title: General Counsel



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                                INDEX TO EXHIBITS

Number    Description

10.1 Form of Registration Rights and Shareholders Agreement (incorporated herein by reference to Scottish Re Group Limited's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on November 29, 2006).



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